Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Labor Ready, Inc. (the “Company”) on Form 10-Q for the period ending June 28, 2002 as filed with the Securities and  Exchange Commission on the date hereof ( the “Report”), I, Joseph P. Sambataro, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Reported fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr.
Chief Executive Officer
August 12, 2002